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                       SECOND LEASE MODIFICATION AGREEMENT


                  THIS SECOND LEASE MODIFICATION AGREEMENT (the "Second Modification Agreement") is made this 3rd day of March, 1998 by and among EI 2 RIDGEDALE AVENUE, INC. (as successor in interest to Iron Investments Corp.), a New Jersey corporation, and HANOVER PARK FOR INDUSTRY, a New Jersey general partnership, both having an address at 115 Evergreen Place, East Orange, New Jersey 07018 (collectively, the "Landlord"), and INTERNET BROADCASTING SYSTEM, INC., a Delaware corporation having an address at 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 (the "Tenant").

                               W I T N E S S E T H

                  WHEREAS, pursuant to a certain lease Agreement dated as of May 1, 1997, (the "Lease"), the Landlord did lease to the Tenant, and the Tenant did lease and accept from the landlord, certain premises consisting of 3,100 square feet of space (the "Original Premises") located on the third floor of the building commonly known as 2 Ridgedale Avenue, Cedar Knolls, New Jersey (the "Building"), as more particularly shown on Exhibit "A" annexed hereto;

                  WHEREAS, pursuant to a certain Lease Modification Agreement and Expansion Agreement dated November 26, 1997 (the "First Modification Agreement"), the Landlord did lease to the Tenant, and the Tenant did lease from the Landlord, certain additional premises located on the third floor of the building subject to the ability of the Landlord to recapture such premises;

                  WHEREAS, the Landlord has recaptured such additional Premises;

                  WHEREAS, the Tenant and the Landlord desire to terminate the First Modification Agreement in its entirety and to amend the Lease as hereinafter set forth;
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                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Capitalized Terms

                     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

                  2. Termination of First Modification Agreement The First Modification Agreement is hereby terminated in its entirety.

                  3. Expansion Premises

                     (a) Together with the nonexclusive right to use those portions of the Building intended for the common use of all of its occupants, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the following additional space at the Building (collectively, the "Additional Premises") comprised as follows: Premises consisting of 6,730 square feet of gross rentable space located on the third floor of the Building, as more particularly shown on Exhibit "A" annexed hereto.

                     (b) Except as otherwise specifically set forth herein, the lease of the Additional Premises shall be subject to and in accordance with the terms of the Lease. Any default occurring under the Lease with respect to the Original Premises or the Additional Premises shall also constitute a default with respect to all premises governed by the Lease and the Landlord shall be entitled to exercise all remedies available under the Lease with respect to such defaults.

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                  4. Expansion Lease Term

                     (a) Subject to possible postponement as set forth in Paragraph 6 below, the lease commencement date for the Additional Premises shall be April 1, 1998 (the "Expanded Commencement Date").

                     (b) Subject to possible postponement as set forth in Paragraph 6 below, the lease expiration date of the lease term for the Original Premises is hereby amended to be, and the term of lease for the Additional Premises shall expire on March 31, 2003 (the "Expanded Expiration Date").

                  5. Rental

                     (a) For the period from and including the Expanded Commencement Date through and including the Expanded Expiration Date, the Tenant covenants and agrees to pay to the Landlord a Base Rental for the Original Premises and the Expansion Premises (collectively, the "Expanded Premises") of Seven Hundred Seventy-Seven Thousand Two Hundred Seventy-Three and 20/100 ($777,273.20) Dollars. Such Base Rental shall be payable in monthly installments of Twelve Thousand Nine Hundred Fifty Four and 55/100 ($12,954.55) Dollars commencing on the Expanded Commencement Date and continuing thereafter on the first day of each succeeding calendar month.

                     (b) In addition to the Base Rental for the Expanded Premises, the Tenant shall also pay Additional Rent for the Expanded Premises. For the purposes of determining the Tenant's share of the Operating Increases with respect to the Expanded Premises pursuant to Paragraph 20 of the Lease, the "Base Year" shall be calendar year 1998 and the "Lessee's Proportionate Share" shall be 14.04% (i.e., 9,830 total rentable square feet divided by 70,000).



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                     (c) The Tenant's obligation to pay Base Rent and Additional
Rent with respect to the Original Premises for periods through and including the Expanded Commencement Date shall continue in accordance with the terms of the Lease.

                  6. Landlord's Work

                     (a) Except as set forth in Paragraph 6 (b) below, the Landlord shall deliver the Expanded Premises to the Tenant on the Expanded Commencement Date in its "as is, where is" condition and the Landlord shall not be obligated to perform any space improvements or other work thereto. The Landlord shall not be obligated to perform any space improvements or other work with respect to the Original Premises.

                     (b) Notwithstanding anything to the contrary contained herein, prior to the Expanded Commencement Date, the Landlord, at its sole cost and expense, shall arrange for the performance of such space improvement work as is necessary for the Expanded Premises to substantially comply with the specifications set forth in Exhibit A annexed hereto (the "Landlord's Work"). All Landlord's Work shall be completed in accordance with the building standard for the Building, a copy of which is annexed hereto as Exhibit "B".

                     (c) The Landlord shall not be responsible for any delay in the completion of the Landlord's Work by reason of the occurrence of any cause or causes beyond the Landlord's reasonable control, which shall include, but not be limited to, labor disputes, civil commotion, acts of governmental authority or inability to comply with governmental regulations or controls, fire or other casualty, inability to obtain any building material, acts of God or other unusual causes beyond the Landlord's reasonable control ("Event of Force Majeure"). In the event that any portion of the Landlord's Work with respect to the Additional Premises has not been completed on or before the Expanded Commencement Date as the result of any Event of Force Majeure and the Tenant cannot as a result thereof lawfully occupy the Additional Premises, the Expanded Commencement Date shall be delayed until such date upon which the Tenant can lawfully occupy the Additional Premises. In the event that the Additional Premises shall not be available for lawful occupancy on or prior to the Expanded Commencement Date other than as a result of an Event of Force Majeure, the

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Tenant's sole remedy hereunder for such delay shall be the right to terminate the Lease with respect to the Additional Premises if such space is not made available for lawful occupancy within fifteen (15) days following the Tenant's written notice to the Landlord of its intention to so terminate, such notice not to be given on or before the Expanded Commencement Date. Any delay in the completion of the Landlord's work resulting from changes in the Landlord's Work hereafter requested by the Tenant shall not effect the Expanded Commencement Date and the Tenant's obligations to pay Rent with respect to the Expanded Premises regardless of the period of such delay.

                     (d) In the event of any delay in the Expanded Commencement Date, the Expanded Expiration Date shall also be delayed by a like number of days. If as a result of any delay, the Expanded Commencement Date occurs on a day other than the first day of a calendar month, the first and last monthly Base Rental installments with respect to the Expanded Premises shall be pro rated based upon the number of days in such month that the Lease is in effect with respect to the Expanded Premises.

                     (e) On the Expanded Commencement Date, as a condition to the Tenants right to take possession of the Additional Premises, the Tenant shall pay to the Landlord the amount of Ten Thousand ($10,000) Dollars on account of a portion of the costs incurred by the Landlord in connection with the Landlord's work.

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                  7. Tenant's Work

                     The Tenant, at its sole cost and expense, shall perform the electrical work at the Additional Premises as set forth in Paragraph 3.A. of the January 29, 1998 memorandum of the minutes of the January 27, 1998 construction meeting. Any delay in the completion of this work shall be the Tenant's responsibility and shall not delay the Expanded Commencement Date.

                  8. Expansion Security Deposits

                     Simultaneously with the execution and delivery hereof, the Tenant shall deliver to the Landlord additional security for the Additional Premises in the amount of Eighteen Thousand Eight Hundred Four and 94/100 ($18,804.94) Dollars (the Landlord acknowledges that as of February 24, 1998, it has already received $8,720 of the additional security and that the balance now due is $10,084.94). On the third anniversary date of the Expanded Commencement Date, the Landlord shall return to the Tenant one-half of such additional security but only if the Tenant is not then and has not been in default of any of its obligations under the Lease with respect to the Expanded Premises. Except as provided in the immediately preceding sentence, such additional security amounts shall be used, applied and retained by the Landlord in accordance with Paragraph 37 of the Lease.

                  9. Parking

                     Commencing as of the Expanded Commencement Date, the Landlord shall provide forty-nine (49) automobile parking spaces for the non-exclusive use of the Tenant in common with the other tenants of the Building.

                  10. Continuing Effect of Lease

                     Except as expressly modified hereby, all of the provisions of the Lease shall remain unchanged and continue in full force and effect and be


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applicable to both the Original Premises and the Additional Premises. In the
event that any term or provision of this Second Modification Agreement shall conflict with any term of provision of the Lease, the term or provision of this Second Modification Agreement shall govern and control.

                  11. Miscellaneous

                     (a) This Second Modification Agreement contains the entire agreement and understanding between the parties with respect to the Expanded Premises and the extension of the term of lease with respect to the Original Premises. There are no oral understandings, terms or conditions, and neither party has relied upon any representation, express or implied, not contained in this Second Modification Agreement. All prior understandings, terms or conditions with respect to the Expanded Premises and the extension of the lease term with respect to the Original Premises are hereby deemed merged into this Second Modification Agreement. This Second Modification cannot be changed or supplemented other than in a writing signed by both parties.

                     (b) This Second Modification Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.



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                     IN WITNESS WHEREOF, the parties hereto have duly executed
this Lease on the day and year first above written.

WITNESS/ATTEST:                  LANDLORD:

                                 EI 2 RIDGEDALE AVENUE, INC.
                                 (as successor in interest to
                                 Iron Investments Corp.)


By:  /s/ L. Abdullah             By:  /s/ Michael Suppa
     -----------------                -----------------------------------
                                      Michael V. Suppa
                                      Senior Vice President

                                 HANOVER PARK FOR INDUSTRY


By:  /s/ L. Abdullah             By:  /s/ Michael V. Suppa
     -----------------                -----------------------------------
                                      Michael V. Suppa
                                      Authorized Agent


                                 TENANT:

                                 INTERNET BROADCASTING SYSTEM, INC.


By:  /s/ L. Adbullah             By:   /s/ Nick Loglisci, Jr.
     -----------------                -----------------------------------
                                      Name:  Nick Loglisci, Jr.
                                      Title:  President


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Title                                  Title


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